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                                                                   EXHIBIT 10.12

                               SUB-AGENT AGREEMENT
                               (M.I.S. AND O'NEAL)


         This Agreement is made between SCW AGENCY GROUP, INC. (hereafter SCW), a Michigan corporation with home office at 2501 Coolidge Road, Suite 300, East Lansing, Michigan and Florida office at 225 NE Mizner Blvd., Suite 680, Boca Raton, Florida, and MANAGED INSURANCE SERVICES, INC. (hereafter Sub-Agent), a Florida insurance agency with offices at 2760 N.E. 23rd Place, Pompano Beach, Florida 33062.

                                    RECITALS

         A. SCW has been appointed by Mutual Insurance Corporation Of America (hereafter MICOA) as an agent authorized to sell MICOA health care providers professional liability insurance to Florida health care providers. Prior to November 1, 1999, SCW's name was Stratton, Cheeseman & Walsh, Inc.

         B. Sub-Agent is an insurance agency which is duly licensed to sell health care providers professional liability insurance in the State of Florida.

         C. SCW and Sub-Agent wish to enter into this Agreement, under which Sub-Agent will assist SCW in selling MICOA health care providers professional liability insurance in the territory identified in this Agreement.

         D. This Agreement must be approved by MICOA before it will become effective.

         NOW THEREFORE, SCW and Sub-Agent agree as follows:

         1. Appointment as Agent. By its approval of this Agreement, MICOA approves the appointment of Sub-Agent as an insurance agent authorized to sell MICOA health care providers professional liability insurance in association with SCW, as set forth in this Agreement.

         2. Territory. The territory covered by this Agreement is the State of Florida. Sub-Agent will not be an exclusive agent within this territory.

         3. Working Relationship. The parties agree that Sub-Agent will work with and through SCW, and SCW will pay Sub-Agent a portion of the commission SCW receives on MICOA sales in the territory, as further provided below. Sub-Agent will submit insurance applications directly to MICOA. Sub-Agent will not bill or collect MICOA premiums, as those functions are performed by MICOA or by its subsidiary, MICOA Management Company, Inc. (hereafter MMC).



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         4. Sub-Agent Responsibilities.

                  A. Sub-Agent will sell MICOA insurance in an ethical manner, in compliance with all applicable laws and regulations, and in accordance with MICOA procedures, directives, marketing programs, and instructions.

                  B. Sub-Agent will designate those individuals who will perform services under this Agreement, and will obtain SCW's approval of such individuals.

                  C. At the close of each business day, Sub-Agent will forward all applications for MICOA coverage to MICOA for processing.

                  D. Sub-Agent will make its records pertaining to MICOA business available for inspection at any reasonable time by a representative of MICOA, MMC, or SCW.

                  E. Sub-Agent will not initiate advertising of any nature concerning MICOA products without the prior approval of SCW and MICOA.

                  F. Sub-Agent will promptly report to MICOA all claims and losses of which Sub-Agent has knowledge, and will properly notify MICOA when Sub-Agent receives notice of the commencement of any related legal action. Sub-Agent will refrain from admitting or denying liability on the part of MICOA in connection with any claim or lawsuit.


                  G. All supplies, including standard forms and blank policies furnished by MICOA and any copies or other reproductions of them, shall remain the property of MICOA and shall be returned to MICOA or its representative upon demand.

                  H. If Sub-Agent receives any payments on behalf of MICOA, Sub-Agent will be deemed a trustee of MICOA in connection with such payments and will promptly submit such money to MICOA.

                  I. Sub-Agent shall maintain errors and omissions insurance to cover its own acts in performing under this Agreement, in an amount of not less than $1,000,000, and shall provide proof of such coverage to SCW.

                  J. Sub-Agent agrees that it will not solicit or accept agent of record letters for any business which is currently written by MICOA.

                  K. Sub-Agent will submit all new health providers professional liability risks to MICOA first for its evaluation for underwriting, policy issuance, and billing. Sub-Agent will also submit to MICOA first the renewal of any risks already insured by MICOA. Upon declination by MICOA, Sub-Agent may place the risk with other carriers. Sub-Agent may represent other insurance companies, subject to the provisions of this paragraph.


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         5. SCW Responsibilities.

                  A. SCW will pay Sub-Agent the compensation provided in paragraph 6 below on business produced and written by Sub-Agent in the territory pursuant to this Agreement.

                  B. SCW will provide training, as necessary, in MICOA products and procedures to the Sub-Agent's designated individuals.

                  C. SCW will provide consultation support to Sub-Agent, and when requested will assist Sub-Agent with large accounts.

                  D. SCW will provide marketing support to Sub-Agent, which may include physician lists and information concerning MICOA programs.

         6. Compensation.

                  A. SCW will pay Sub-Agent commissions in accordance with the attached Commission Schedule on premium reported and paid to MICOA on business produced by Sub-Agent during the term of this Agreement. Sub-Agent agrees to refund to SCW unearned commission on policy cancellations or reductions at the same rate at which such commissions were originally paid.

                  B. SCW will pay Sub-Agent within 30 days after the end of the month in which MICOA has received its premium payment for the business written, subject to any deduction for return commissions due from Sub-Agent.

                  C. MICOA or SCW may revise the commission rate specified in any commission schedule by giving Sub-Agent not less than 60 days' notice, provided that such revision shall not apply to installment or endorsement premiums payable on policies already in force.

                  D. MICOA has reserved the right to determine which agent will receive credit for the sale in the event any conflicts arise between insurance agents.

                  E. The commissions payable to Sub-Agent under this Agreement will be for business produced by Sub-Agent, and not for any other business written directly by MICOA or written by SCW or other agents or sub-agents.

         7. Independent Contractor. Sub-Agent's performance under this Agreement will be as an independent contractor. The compensation provided in this Agreement shall be the sole compensation due Sub-Agent as a result of this Agreement. Sub-Agent shall be responsible for its own expenses and liabilities of doing business.

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         8. Ownership of Expirations.

                  A. In the event of termination of this Agreement, and provided that Sub-Agent is not in default in any financial obligation due MICOA or SCW, Sub-Agent's records and use and control of expirations shall remain Sub-Agent's property. However, Sub-Agent agrees to offer to sell to MICOA Sub-Agent's ownership interest in the expirations for the MICOA insurance produced by Sub-Agent. The terms of such sale will be as negotiated and mutually agreed by Sub-Agent and MICOA at such time.

                  B. If Sub-Agent is in default in any financial obligation due MICOA or SCW, then the ownership of Sub-Agent's records and use and control of expirations will rest with MICOA and SCW, and MICOA and SCW shall have the right to make such use as they deem fit of Sub-Agent's records, the expirations, and MICOA's own records. In the event of such default, MICOA and SCW shall have the right without releasing Sub-Agent in any way, to communicate with insureds and attempt to make collection directly of any premiums due or to become due.

         9. Termination.

                  A. This Agreement may be terminated by SCW or Sub-Agent with or without cause upon 60 days' written notice, and may be terminated by MICOA with or without cause upon 90 days' written notice.

                  B. This Agreement will terminate immediately and automatically if any public authority cancels or declines to renew Sub-Agent's license as an insurance agency.

                  C. This Agreement will terminate immediately and automatically if the agency agreement between MICOA and SCW is terminated.

                  D. This Agreement may be terminated immediately by SCW or MICOA if Sub-Agent is delinquent in either accounting or payment of monies due to MICOA, or in the event of gross or willful misconduct, fraud or material misrepresentation.

         10. Non-Solicitation Agreement

                  A. If this Agreement is terminated by SCW or MICOA under paragraph 9.A. above, then for a two-year period following such termination SCW will not directly or indirectly solicit, sell, or write health care providers professional liability insurance for any MICOA insureds which were produced by Sub-Agent and for which Sub-Agent has retained the expiration rights under paragraph 8 above.

                  B. If this Agreement is terminated by Sub-Agent under paragraph 9.A. above, then for a two-year period following such termination Sub-Agent will not directly or indirectly solicit, sell, or write health care providers professional liability insurance for any MICOA insureds

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except those insureds which were produced by Sub-Agent and for which Sub-Agent has retained the expiration rights under paragraph 8 above.

                  C. If either Sub-Agent or SCW does a broad solicitation which incidentally includes some insureds covered by this Non-Solicitation Agreement, but such solicitation is not targeted at such insureds, then this incidental solicitation shall not be considered a violation of this Non-Solicitation Agreement so long as insurance is not sold to such insureds either directly or indirectly during the two-year period.

                  D. This Non-Solicitation Agreement does not affect any separate agreement or obligation which either party may have to MICOA or MICOA Management Company, Inc., including but not limited to the Employment Agreement between Daniel R. O'Neal and MICOA Management Company, Inc.

         11. Assignment. Neither party may assign its rights or obligations under this Agreement.

         12. Florida Law. This Agreement shall be interpreted and enforced under the laws of the State of Florida.

         13. Binding Upon Principal. Daniel R. O'Neal agrees that the provisions of this Agreement will also be binding upon him in his individual capacity.

         14. Entire Agreement. This Agreement constitutes the entire agreement between SCW and Sub-Agent and supersedes any prior negotiations. Any amendment to this Agreement must be in writing and signed by both SCW and Sub-Agent. This Agreement does not supersede any agreements between Sub-Agent or Daniel R. O'Neal and MICOA or Stratton-Cheeseman Management Company or their successors.

         15. Effective Date. This Agreement shall not become effective until it has been approved by MICOA. The effective date of this Agreement shall be the date indicated next to the signature for the last entity whose approval is needed.

                                     SCW AGENCY GROUP, INC.


DATED: April 11, 2000                By: /s/ Terrence L. Walsh
       ----------------------           ----------------------------------------
                                            Its CEO
                                               ---------------------------------

                                     Business Address:
                                     2501 Coolidge Road, Ste. 300, P.O. Box 4040
                                     East Lansing, Michigan 48826-4040
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                                      MANAGED INSURANCE SERVICES, INC.


DATED: April 17, 2000                 By: /s/ Daniel R. O'Neal
       --------------                    ---------------------------------------

                                      Its President
                                         ---------------------------------------

                                      Business Address:


                                      2760 Northeast 23rd Place
                                      ------------------------------------------
                                      Pompano, FL 33062
                                      ------------------------------------------

                                      ------------------------------------------

                             and      By: /s/ Daniel R. O'Neal
                                         ---------------------------------------
                                           Daniel R. O'Neal, Individually


APPROVAL of this Agreement is hereby given on behalf of Mutual Insurance Corporation Of America. Mutual Insurance Corporation Of America hereby authorizes Managed Insurance Services, Inc. to act as its agent in accordance with the terms of this Agreement.

DATED: May 4, 2000                      By: /s/ Stephen L. Byrnes
       ----------------------              -------------------------------------

                                             Its CMO
                                                --------------------------------
                                        Business Address:
                                        1301 N. Hagadorn Road
                                        P.O. Box 1471
                                        East Lansing, MI 48826-1471



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                               COMMISSION SCHEDULE


         SCW Agency Group, Inc. (SCW) will pay Managed Insurance Services, Inc. (Sub-Agent) the following commission on MICOA health care providers professional liability insurance business produced by Sub-Agent pursuant to the Sub-Agent Agreement between the parties:

                  New business      9% of the annual premium
                  Renewal business  9% of the annual premium

The above commission rates shall apply to insurance policies issued during the term of the Sub-Agent Agreement with effective or anniversary dates after May 1, 2000.





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